Exhibit 99.4

Execution Version

VOTING AND NON-COMPETITION AGREEMENT

This Voting and Non-Competition Agreement (“Agreement”), dated as of September 25, 2012, is entered into by and among Columbia Banking System, Inc., a Washington corporation (“Purchaser”), West Coast Bancorp, an Oregon corporation (“Company”), and each person executing this Agreement or a counterpart to this Agreement, each of whom is a member of the board of directors of the Company (each, a “Director”).

RECITALS

A.	Pursuant to the terms of the Agreement and Plan of Merger (as the same may be amended or supplemented, the “Merger Agreement”), dated as of the date hereof, between Purchaser and Company, a newly formed subsidiary of Purchaser will be merged with and into Company (the “Merger”) and, as part of a single integrated transaction, the surviving corporation of the Merger will be merged with and into Purchaser.

B.	The parties to this Agreement believe that the future success and profitability of Purchaser and its subsidiaries following the Merger, including without limitation West Coast Bank (the “Combined Company”), requires that the Directors be subject to the restrictions set forth herein with respect to specified involvement with a Competing Business (as defined herein) for one year after closing of the Merger.

C.	As an inducement and a condition to Purchaser entering into the Merger Agreement, Purchaser has required that each Director, in his capacity as a shareholder of the Company, enter into this Agreement to make more likely the approval of the Merger by the requisite vote of the Company’s shareholders.

AGREEMENT

In consideration of Purchaser’s and the Company’s performance under the Merger Agreement, each Director agrees as follows:

1.	Definitions. Capitalized terms not defined in this Agreement have the meaning assigned to those terms in the Merger Agreement. The following definitions also apply to this Agreement:

a.	Competing Business. “Competing Business” means any depository, wealth management or trust business company or holding company thereof (including without limitation, any start-up bank or bank in formation) within the Covered Area.

b.	Covered Area. “Covered Area” means the States of Washington and Oregon.

c.	Term. “Term” means the period of time beginning on the Effective Date and ending one (1) year after the Effective Date.

2.	Effectiveness. If the Merger Agreement is terminated for any reason in accordance with its terms, this Agreement (other than Section 5 and Sections 13 through 17) shall automatically terminate and be null and void and of no effect.

3.

Participation in Competing Business. Except as provided in Section 6 and Section 7, during the Term, the Director will not become involved with a Competing Business or serve, directly or indirectly, a Competing Business in any manner, including without limitation as a shareholder, member, partner, director, officer, manager, investor, organizer, founder, employee, advisor, consultant, agent, or representative, or otherwise becoming involved in any manner in the

Execution Version

organization, pre-opening phases, or the formation of a Competing Business; provided that, for the avoidance of doubt, the restrictions set forth herein shall not prevent the Director from utilizing the services of any Competing Business.

4.	No Solicitation. During the Term, the Director will not, directly or indirectly, solicit or attempt to solicit (a) any employees of the Combined Company to participate, as an employee or otherwise, in any manner in a Competing Business, or (b) any customers of the Combined Company to transfer their business to a Competing Business or to cease conducting business with the Combined Company. Solicitation prohibited under this section includes solicitation by any means, including, without limitation, meetings, letters or other mailings, electronic communications of any kind, and internet communications.

5.	Confidential Information. From and after the date of this Agreement, the Director will not disclose any confidential information of the Purchaser or the Company obtained by such person while serving as a director of the Company except in accordance with a judicial or other governmental order. For purposes of this Agreement “confidential information” does not include (a) information that is or becomes generally available to the public other than as a result of an unauthorized disclosure by such Director; (b) information that was in the Director’s possession prior to serving as a director or information received by the Director from another person without any limitations on disclosure, but only if the Director had no reason to believe that the other person was prohibited from using or disclosing the information by a contractual or fiduciary obligation; or (c) was independently developed by the Director without using any confidential information of the Purchaser or the Company.

6.	Outside Covered Area; Requests for Waivers or Permission. Nothing in this Agreement prevents a Director from becoming involved with, as a shareholder, member, partner, director, officer, manager, investor, organizer, founder, employee, consultant, agent, representative, or otherwise, with a Competing Business that has no operations in the Covered Area. Prior to engaging in any manner in a Competing Business, a Director may request in writing that the Purchaser waive the restrictions set forth in this Agreement with respect to a particular proposed activity. If the Purchaser determines, in its sole discretion, that such activity is acceptable, Purchaser shall provide Director with a written consent to engage in such activity, and such activity shall thereafter not be a Competing Business.

7.	Passive Interest. Nothing in this Agreement prevents a Director from passively owning, directly or indirectly, individually or in the aggregate (including without limitation by being a member of a group within the meaning of Rule 13d-5 under the Exchange Act (as defined below)) 2% or less of any class of security of a Competing Business or securities of any Competing Business that has a class of securities registered pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

8.	Reasonableness of Restrictions. The Director acknowledges and represents that the covenants set forth above represent only a limited restraint and allow the Director to pursue his or her occupation without unreasonable or unfair restrictions. The Director acknowledges that the limitations of length of time, geography and scope of activity agreed to in this Agreement are reasonable because, among other things: (A) the Company and the Purchaser are engaged in a highly competitive industry, (B) the Director has had unique access to the trade secrets and know-how of the Company and the Purchaser, including the plans and strategy (and, in particular, the competitive strategy) of the Combined Company, and (C) this Agreement provides no more protection than is necessary to protect the Purchaser’s interests in the Company’s goodwill, trade secrets and confidential information.

Execution Version

9.	Voting Agreement. From the date hereof until the earlier of (i) the Effective Time and (ii) the termination of the Merger Agreement in accordance with its terms (the “Support Period”), Director agrees that at any shareholder meeting of the Company to approve the Merger or any related transaction, or any adjournment or postponement thereof, the Director shall be present (in person or by proxy) and shall vote (or cause to be voted) all of his or her voting shares of capital stock of the Company entitled to vote at such meeting (together, “Owned Shares”): (a) in favor of approval of (1) the Merger Agreement and the transactions contemplated thereby, (2) any other matter that is required to facilitate the transactions contemplated by the Merger Agreement and (3) any proposal to adjourn or postpone such meeting to a later date if there are not sufficient votes to approve the Merger Agreement; and (b) against any action or agreement that would impair the ability of Purchaser to complete the Merger, the ability of the Company to complete the Merger, or that would otherwise be inconsistent with, prevent, impede or delay the consummation of the transactions contemplated by the Merger Agreement; provided, that the foregoing applies solely to Director in his or her capacity as a shareholder and nothing in this Agreement shall prevent Director from discharging his or her fiduciary duties with respect to his or her role on the board of directors of the Company. Director covenants and agrees that, except for this Agreement, he or she (a) has not entered into, and shall not enter during the Support Period any voting agreement or voting trust with respect to the Owned Shares and (b) has not granted, and shall not grant during the Support Period a proxy, consent or power of attorney with respect to the Owned Shares except any proxy to carry out the intent of this Agreement.

10.	Transfer Restrictions prior to Merger. The Director will not, during the Support Period, sell, transfer, assign, tender in any tender or exchange offer, pledge, encumber, hypothecate or similarly dispose of (by merger, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, enter into any swap or other arrangements that transfers to another, in whole or in part, any of the economic consequences of ownership of, enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, lien, hypothecation or other disposition of (by merger, by testamentary disposition, by operation of law or otherwise) or otherwise convey or dispose of, any of the Owned Shares, or any interest therein, including the right to vote any Owned Shares, as applicable (a “Transfer”); provided that Director may Transfer Owned Shares for estate planning or philanthropic purposes so long as the transferee, prior to the date of Transfer, agrees in a signed writing to be bound by and comply with the provisions of this Agreement.

11.	Resignation from Company Board. Each Director hereby tenders his or her resignation from the Board of Directors of Company subject to and effective upon the Effective Time.

12.	Entire Agreement; Assignment. This Agreement is irrevocable. The recitals are incorporated as a part of this Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. This Agreement shall not be assigned by operation of law or otherwise and shall be binding upon and inure solely to the benefit of each party hereto; provided however that the rights under this Agreement are assignable by the Purchaser to a majority-owned affiliate or any successor-in-interest.

13.

Remedies/Specific Enforcement. Each of the parties hereto agrees that this Agreement is intended to be legally binding and specifically enforceable pursuant to its terms and that the Purchaser would be irreparably harmed if any of the provisions of this Agreement are not performed in accordance with their specific terms and that monetary damages would not provide adequate remedy in such event. Accordingly, in the event of any breach or threatened breach by

Execution Version

Director of any covenant or obligation contained in this Agreement, in addition to any other remedy to which the Purchaser may be entitled (including monetary damages), the Purchaser shall be entitled to injunctive relief to prevent breaches of this Agreement and to specifically enforce the terms and provisions hereof. Director further agrees that neither the Purchaser nor any other person or entity shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this paragraph, and Director irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

14.	Governing Law and Enforceability. This Agreement is governed by, and shall be interpreted in accordance with, the laws of the State of Washington, without regard to any applicable conflict of law principles. If any court determines that the restrictions set forth in this Agreement are unenforceable, then the parties request such court to reform these provisions to the maximum restrictions, term, scope or geographical area that such court finds enforceable. Venue of any legal action or proceeding between the parties related to this Agreement shall be in Pierce County, Washington, and the parties each consent to the personal jurisdiction of the courts of the State of Washington and the federal courts located in Washington. Each Director agrees not to claim that Pierce County, Washington is an inconvenient place for trial.

15.	Individual Obligations. The obligations of each of the Directors under this Agreement are several and not joint. This Agreement is binding on each Director that executes this Agreement regardless of whether any other Director(s) also executed this Agreement.

16.	Amendments; Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed (i) in the case of an amendment, by the Purchaser and the Director, and (ii) in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

17.	Counterparts. The parties may execute this Agreement in one or more counterparts, including by facsimile or other electronic signature. All the counterparts will be construed together and will constitute one Agreement.

[signature pages follow]

Execution Version

SIGNED as of the date first set forth above:

WEST COAST BANCORP		COLUMBIA BANKING SYSTEM, INC.

By		By

	President & Chief Executive Officer		President & Chief Executive Officer

Additional Signatures on Next Page

[Signature Page to Voting and Non-Competition Agreement]

Execution Version

DIRECTORS:

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[Signature Page to Voting and Non-Competition Agreement]